                                                                    Exhibit 4.14

                                ABC-NACO INC.,
              (formerly known as ABC Rall Products Corporation),
                                  the Company

                                      AND

                        U.S. BANK NATIONAL ASSOCIATION,
          (as successor trustee to First Trust National Association)
                                  the Trustee

                             ____________________

                         THIRD SUPPLEMENTAL INDENTURE
                         Dated as of September 1, 2000

                             ____________________

                          Supplementing that certain
                                   Indenture

                          Dated as of January 15, 1997

                                by and between

                         ABC Rail Products Corporation

                                      and

                       First Trust National Association

                         THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made and entered into as of September 1, 2000 between ABC-NACO Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, a national banking association, as successor trustee to First Trust National Association, a national banking association (the "Trustee").


                                   RECITALS

     WHEREAS, pursuant to that certain Indenture dated as of January 15, 1997 (as amended, supplemented or modified from time to time, the "Indenture"), between the Company (formerly ABC Rail Products Corporation); and U.S. Bank National Association (successor trustee to First Trust National Association), the Company executed (i) an officer's certificate, dated January 28, 1997 (the "9 1/8% Officer's Certificate"), establishing a series of securities known as the 9 1/8% Senior Subordinated Notes Due 2004 in the original principal amount of $50,000,000 (the "9 1/8% Notes") and (ii) an officer's certificate dated December 17, 1997 (the "8 3/4% Officer's Certificates") (the 9 1/8% Officer's Certificate and the 8 3/4% Officer's Certificate each, an "Officer's Certificate" and together, the "Officer's Certificate"), establishing a series of securities known as the 8 3/4% Senior Subordinated Notes, Series B, due 2004 in the original principal amount of $25,000,000; (the "8 3/4% Notes" and, together with the 9 1/8 % Notes, the "Notes"):

     WHEREAS, the Company requested that the holders of the Notes consent to the amendment of the Operating Coverage Ratio covenant under Paragraph 10(d) of each Officer's Certificate and established pursuant to Section 301(17) of the Indenture;

     WHEREAS, pursuant to Section 902 of the Indenture, the holders of not less than a majority of the aggregate pricipal amount of the outstanding Notes (voting as one class) have consented to the modification to the Operating Coverage Ratio covenant under Paragraph 10(d) of each Officer's Certificate and established pursuant to Section 301(17) of the Indenture;

     WHEREAS, the Company requested that the holders of the Notes consent to the amendment of the interest rate under Paragraph 4(a) of each Officer's Certificate and established pursuant to Section 301(5) of the Indenture;

     Whereas, pursuant to Section 902 of the Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Notes (voting as one class) have consented to the amendment of the interest rate under Paragraph 4(a) of each Officer's Certificate and established pursuant to Section 301(5) of the Indenture;

     WHEREAS, the Company desires to change the titles of the 9 1/8% and the 8 3/4% Notes, respectively, to reflect the amendment to the interest rate provision;

     WHEREAS, pursuant to Section 901(4) and 901(8) of the Indenture, the Company and the Trustee may, without the consent of any holders of the Notes, change any provision of the Indenture or correct any provision that may be inconsistent with any other provision of the Notes, provided that such action does not adversely affect the rights of the holders of the Notes or any other security in any material respect; and

     WHEREAS, in order to effectuate and formalize the aforementioned amendments, the parties hereto desire to amend the Indenture and each Officer's Certificate as set forth below and to enter into this Supplemental Indenture.

     NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby amend the Indenture and the Officer's Certificates and further agree as set forth below:

     Section 1. Definitions. All terms capitalized but not otherwise defined in this Supplemental Indenture shall have the meanings assigned to such terms in the Indenture.

     Section 2. Effect Of This Supplemental Indenture.

     (A) Except as expressly supplemented or amended by this Supplemental Indenture, all of the terms and provisions of the Indenture and the Officer's Certificates shall remain in full force and effect.

     (B) To the extent of any inconsistency between the terms and provisions of this Supplemental Indenture and the terms and provisions of the Indenture and the Officer's Certificates, this Supplemental Indenture shall control.

     (C) The rules of construction stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture.

     Section 3. Amendment To Paragraph 10(d) Of Each Officer's Certificate. Subparagraph (d) of Paragraph 10 of each Officer's Certificate is hereby amended, effective beginning with the first fiscal quarter ending after the date of this Supplemental Indenture, in its entirety to read as follows:

     "The Company will maintain, at the end of each of its fiscal quarters, an Operating Coverage Ratio with respect to the four consecutive fiscal quarters then ended taken as a whole of at least 1.8:1.0; and".

     Section 4. Amendment To Paragraph 4(a) Of Each Officer's Certificate. Subparagraph (a) of Paragraph 4 of each Officer's Certificate is hereby amended, effective beginning with the first interest payment date after the date of this Supplemental Indenture, in its entirety to read as follows:

     "(a) the rate at which the Notes shall bear interest if 10 1/2%."

     Section 5. Amendment To Paragraph 1 Of The 9 1/4% Officer's Certificate. Paragraph 1 of the 9 1/4% Officer's Certificate is hereby amended, effective beginning with the first interest payment date after the date of this Supplemental Indenture, in its entirety to read as follows:

     "Pursuant to Section 301(1) of the Indenture, the title of the Securities of the series established by this Officer's Certificate is "10 1/2% Senior Subordinated Notes, Series A, Due 2004.""

     Section 6. Amendment To Paragraph 1 Of The 8 3/4% Officer's Certificate. Paragraph 1 of the 8 3/4% Officer's Certificate is hereby amended, effective beginning with the first interest payment date after the date of this Supplemental Indenture, in its entirety to read as follows:

     "Pursuant to Section 301(1) of the Indenture, the title of the Securities of the series established by this Officer's Certificate is "10 1/2% Senior Subordinated Notes, Series B, Due 2004.""

     Section 7. References To Indenture. All references in the Indenture to the Indenture shall hereafter be deemed to refer to the Indenture as amended by this Supplemental Indenture and as may be further amended, modified, restated or replaced from time to time.

     Section 8. Other Terms In Full Force And Effect. Except as expressly so amended, the Indenture and the Officer's Certificates shall remain unmodified and in full force and effect.

     Section 9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

                                        ABC-NACO INC.


                                        By: /s/ James P. Singsank
                                            -------------------------
                                            Name:
                                            Title: SVP/CFO

ATTEST:

/s/ Vincent V. Rea
--------------------------------
Name:
Title: VP & Corporate Treasurer

                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as successor trustee

                                        By: _________________________
                                            Name:
                                            Title:


ATTEST:


________________________________
Name:
Title:

                             OFFICER'S CERTIFICATE
                             ---------------------

     WHEREAS, this certificate is delivered pursuant to Section 102 of the Indenture dated as of January 15, 1997 between ABC Rail Products Corporation (the "Company") and First Trust National Association, as trustee (the "Trustee") (as supplemented and amended through and including the First Supplemental Indenture dated as of January 15, 1997, and the Second Supplemental Indenture dated December 1, 1997, the "Indenture"), in connection with the execution and delivery of the Third Supplemental dated as of September 1, 2000 (the "Supplemental Indenture"). Each capitalized term used but not defined herein shall have the meaning assigned such term in the Supplemental Indenture; and

     WHEREAS, pursuant to that certain Indenture and certain Supplemental Indenture"), between the Company (formerly ABC Rail Products Corporation); and U.S. Bank National Association (successor trustee to First Trust National Association), the Company executed (i) an officer's certificate, dated January 28, 1997 (the "9 1/8% Officer's Certificate"), establishing a series of securities known as the 9 1/8% Senior Subordinated Notes Due 2004 in the original principal amount of $50,000,000 (the "9 1/8% Notes") and (ii) an officer's certificated dated December 17, 1997 (the "8 3/4% Officer's Certificate") (the 9 1/8% Officer's Certificate and the 8 3/4% Officer's Certificate each, an "Officer's Certificate" and together, the "Officer's Certificates") establishing a series of securities known as the 8 3/4% Senior Subordinated Notes, Series B, due 2004 in the original principal amount of $25,000,000; (the "8 3/4% Notes" and, together with the 9 1/8% Notes, the "Notes"); and

     WHEREAS, the Company requested and obtained the necessary consents to amend the Indenture and Supplemental Indenture as set forth in the Third Supplemental Indenture attached hereto as Appendix A.

     NOW THEREFORE, James P. Singsank, Senior Vice President and Chief Financial Officer, and Vincent V. Rea, Vice President and Corporate Treasurer of the Company, have read the Indenture (including each covenant or condition with which compliance is required in connection with the execution and delivery by the Company of the Indenture and related definitions), the Supplemental Indenture and the Officer's Certificate and are duly authorized by the Company's Board of Directors to execute the Third Supplemental Indenture to reflect the amendments. The undersigned officers of the Company have also examined originals or copies of such corporate records and agreements, certificates and other documents as in their judgement were deemed necessary as a basis for the certification expressed herein. In the undersigned officers' judgement, such officers have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all such covenants or conditions have been complied with.

     Based on the foregoing examination, the undersigned officers of the Company hereby certify that each covenant or condition with which compliance is required in connection with the execution and delivery of the Supplemental Indenture has been complied with.


           [the remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the undersigned duly authorized officers of the Company have caused this Officer's Certificate to be executed in their names as of September 1, 2000.

                              ABC-NACO Inc.


                              By: /s/ James P. Singsank
                                 ---------------------------------
                              Name:   James P. Singsank
                              Title:  Senior Vice President and Chief Financial
                                      Officer

                              By: /s/ Vincent V. Rea
                                 ---------------------------------
                              Name:   Vincent V. Rea
                              Title:  Vice President and Corporate Treasurer

                            SECRETARY'S CERTIFICATE
                            -----------------------

     I, Mark F. Baggio, Secretary of ABC-NACO Inc. (the "Company"), a Delaware corporation, in connection with the Consent Solicitation for the Indenture for the Senior Subordinated Notes (the "Consent"), DO HEREBY CERTIFY on behalf of the Company, solely in my capacity as an officer of the Company, as follows:

     Attached hereto is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Company with respect to the Consent Solicitation for the Proposed Amendments to the Indenture for the Senior Subordinated Notes which was duly and validly adopted by the Board of Directors on July 10, 2000. Such resolutions are in full force on the date hereof in the form in which adopted relating to the transaction contemplated thereby.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on and as of the 31st day of August, 2000.


                                                   Mark F. Baggio
                                                   ---------------------
                                                   Name:  Mark F. Baggio
                                                   Title: Secretary

     I. JON C. VIGANO, Assistant Secretary of the Company, DO HEREBY CERTIFY on behalf of the Company that MARK F. BAGGIO is the duly elected or appointed, qualified and acting Secretary of the Company, and the signature set forth above is his genuine signature.


                                                   Jon C. Vigano
                                                   ---------------------
                                                   Name:  Jon C. Vigano
                                                   Title: Assistant Secretary

The ABC-NACO Inc. Board of Directors hereby adopt the following Resolutions:

               CONSENT SOLICITATION FOR THE PROPOSED AMENDMENTS
              TO THE INDENTURE FOR THE SENIOR SUBORDINATED NOTES
              --------------------------------------------------

WHEREAS, the Board of Directors of ABC-NACO Inc. has determined that it is in the best interest of the Company and its stockholders that ABC-NACO Inc. engage in the Consent Solicitation for the proposed amendments to the Indenture, dated as of January 15, 1997 (as amended, modified or supplemented from time to time) for the Company's Senior Subordinated Notes upon substantially the terms and conditions presented to the Board of Directors on July 10, 2000, an outline of which is attached hereto as Exhibit A;

NOW, THEREFORE, BE IT RESOLVED, that the Consent Solicitation for the proposed amendments to the Indenture for the Company's Senior Subordinated Notes by ABC-NACO Inc. is hereby ratified, confirmed and approved by the Board of Directors and that all actions taken by the officers of ABC-NACO Inc. in connection with the Consent Solicitation for the proposed amendments to the Indenture for the Company's Senior Subordinated Notes upon substantially presented to the Board of Directors on July 10, 2000 are hereby ratified, confirmed and approved by the Board of Directors.

     FURTHER RESOLVED, that the close of business on Monday July 10, 2000, and it hereby is, fixed as the record date for the determination of the stockholders entitled to receive notice of the Consent Solicitation for the proposed amendments to the Indenture for the Senior Subordinated Notes and to vote thereat.

     Exhibit A
     ---------


                         CONSENT SOLICITATION SUMMARY
                         ----------------------------


The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere in the Solicitation Documents. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

ABC-NACO Inc. hereby solicits Consents to the Proposed Amendment to the Indenture, dated as of January 15, 1997 (as amended, modified or supplemented from time to time, the "Indenture"), between ABC Rail Products (predecessor organization to ABC-NACO Inc.) and First Trust National Association (predecessor organization to U.S. Bank) as Trustee (the "Trustee").

The following is a summary of certain Consent Solicitation terms:


                           The Consent Solicitation
                           ------------------------


Consent Fee                   For each $1,000 in principal amount of Notes, a
                                  cash payment of $10.00. No accrued interest will be paid on the Consent Fee.

Interest in Coupon Rate       The coupon interest rate will be increased from 9
                                  1/8% to 10% on the Series A notes and from 8
                                  3/4% to 10% on the Series B notes, effective as of the Consent Achievement Date.

Record Date                   5:00 p.m., Chicago time, on July 10, 2000.

Consent Achievement Date      The time and date on which ABC-NACO Inc. publicly
                                  announces that the Requisite Consent has been achieved.

Expiration Date               The Consent Solicitation will be open until 5:00
                                  p.m., Chicago time on August 10, 2000, unless terminated or extended by ABC-NACO in its sole discretion. The time and date of expiration of the Consent Solicitation are herein referred to as the "Expiration Date".

                              ABC-NACO Inc. expressly reserves the right for any
                                  reason (1) to abandon, terminate or amend the Consent Solicitation at any time prior to the Expiration Date by giving oral or written notice thereof to the Information Agent, and
                                  (ii) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consent has been received by such date.

Eligibility for Consent Fee
And Increase in Coupon             Holders whose properly executed Consents are
                                      received (and not revoked) prior to the
                                      Expiration Date will be eligible to
                                      receive the Consent Fee and Increase in
                                      Coupon promptly after the Expiration Date if the conditions for payment described herein have been satisfied or waived. Any subsequent transferees of Holders, and any Holders who do not timely grant (or who revoke) a valid consent (and their transferees) will not be eligible to receive the Consent Fee even if the Proposed Amendments become effective with respect to the Notes held thereby and, as a result, become binding thereon.

Requisite Consent                  Holders must grant (and not revoke) valid
                                      Consents in respect of a majority in
                                      aggregate principal amount of all
                                      outstanding Notes to approve the Proposed
                                      Amendments. For purposes of the foregoing calculation, any Notes held by ABC-NACO Inc. or any of its affiliates will not be counted as being outstanding.

                                   As of the date of this Consent Solicitation
                                      Statement, the aggregate outstanding
                                      principal amount of the Notes was $75.0
                                      million (of which $50.0 million were
                                      Series A and $25.0 million were Series B) none of which was held by ABC-NACO or any of its affiliates.

Consequences to Non-
Consenting Holders                 If the Requisite Consent is obtained, and
                                      the Consent Fee is paid, non-consenting
                                      Holders will be bound by the Proposed
                                      Amendments but will not receive the
                                      Consent Fee.

Procedure for Delivery
Of Consents                        Consents must be delivered to the Tabulation
                                      Agent prior to the Expiration Date. DTC
                                      is expected to grant an omnibus proxy
                                      authorizing the DTC Participants to
                                      deliver a Consent. Only registered owners of Notes as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Proposed Amendments and receive the Consent Fee. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes a Consent to be delivered must properly instruct each DTC Participant to cause a Consent to be given in respect of such Notes. See " The Consent Solicitation"-Consent
                                      Procedures".

Revocation of Consents             Revocation of Consents may be made at any
                                      time prior to the Consent Achievement Date but only by the Holder (or a duly designated proxy). Each Holder, by delivering its Consent, will agree in the Consent Letter not to revoke its Consent after that time, even if the Consent Solicitation is extended beyond that time. See "The Consent Solicitation-Revocation of Consents".

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

Solicitation Agent            Robert W. Baird is serving as Solicitation Agent
                                 in connection with the Consent Solicitation.

Information Agent;
Tabulation Agent              ADP or Georgeson??? is serving as Information
                                 Agent and Tabulation Agent in connection with the Consent Solicitation.

Note Depository               DTC Company is serving as Note Depository in
                                 connection with the Consent Solicitation.

U.S. Federal Income
Tax Consequences              For a discussion of certain U.S. federal income
                                 tax consequences of the Consent Solicitation to beneficial owners of Notes, see "Certain United States Federal Income Tax Consequences".

                            The Proposed Amendments

Payment Provisions
Affected                      Other than the interest coupon rate, which will be
                                 increased to 10% for both Series A and Series B Holders, none of the maturity date, payment provisions, redemption provisions, guaranty provisions or any other similar terms of the Notes will be amended as a result of the Proposed Amendments.

The Proposed Amendments       The Proposed Amendment to modify the Company's
                                 Operating Coverage Ratio covenant would: (i) enhance ABC-NACO's future operating flexibility, (ii) give the Company greater latitude to pursue its newly announced profitability improvement initiatives, and
                                 (iii) provide the Company sufficient time and latitude to execute its balance sheet de-leveraging strategies.

Terms of Proposed
Amendments                    The Proposed Amendment consists of a modification
                                 to the Minimum Required Operating Coverage
                                 Ratio from a minimum of 2.40 to a minimum 1.80 (or 2.00 ?). If Consent is achieved, this modification will become effective for all fiscal quarters ending after the Consent Achievement Date.

Effectiveness                 The Proposed Amendment will be effected by
                                 execution of one or more supplemental
                                 indentures (collectively, the "Supplemental
                                 Indenture") between the Company and the
                                 Trustee.

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